Exhibit 99.1
Investor Relations Contact:
Michael Haase
(925) 951-9005
Michael.Haase@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fourth Quarter and Full Year Fiscal 2016 Financial Results

Fiscal Year 2016 Total Revenues of $1.16 Billion, Up 48% Year Over Year; Subscription Revenue of $929.2 Million,
Up 52% Year Over Year; Operating Cash Flows of $258.6 Million for the Year

Q4 Total Revenues of $323.4 Million, Up 43% Year Over Year; Subscription Revenue of $261.8 Million,
Up 44% Year Over Year

PLEASANTON, CALIF. - Feb. 29, 2016 - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fourth quarter and fiscal year ended January 31, 2016.

Fiscal Fourth Quarter Results:

•	Total revenues were $323.4 million, an increase of 43% from the fourth quarter of fiscal 2015. Subscription revenue was $261.8 million, an increase of 44% from the same period last year.

•
Operating loss was $73.4 million, or negative 22.7% of revenues, compared to an operating loss of $50.4 million, or negative 22.3% of revenues, in the same period last year. Non-GAAP operating loss for the fourth quarter was $0.8 million, or negative 0.2% of revenues, compared to a non-GAAP operating loss of $8.6 million last year, or negative 3.8% of revenues.[1]

•
Net loss per basic and diluted share was $0.42, compared to a net loss per basic and diluted share of $0.32 in the fourth quarter of fiscal 2015. Non-GAAP net loss per basic and diluted share was $0.01, compared to a non-GAAP net loss per basic and diluted share of $0.06 for the same period last year.[1]

Fiscal Year 2016 Results:

•	Total revenues were $1.16 billion, an increase of 48% from fiscal 2015. Subscription revenue was $929.2 million, an increase of 52% from the prior year.

•
Operating loss was $264.7 million, or negative 22.8% of revenues, compared to an operating loss of $215.7 million, or negative 27.4% of revenues, in fiscal 2015. Non-GAAP operating loss was $2.7 million, or negative 0.2% of revenues, compared to a non-GAAP operating loss of $53.2 million, or negative 6.7% of revenues, last year.[1]

•
Net loss per basic and diluted share was $1.53, compared to a net loss per basic and diluted share of $1.35 in fiscal 2015. Non-GAAP net loss per basic and diluted share was $0.01, compared to a non-GAAP net loss per basic and diluted share of $0.33 last year.[1]

•	Operating cash flows were $258.6 million and free cash flows were $125.0 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.97 billion as of January 31, 2016. Unearned revenues were $899.7 million, a 42% increase from last year.

“We ended FY16 on a high note, with a very strong fourth quarter across product lines and around the world. Demand for our Financial Management and HCM products continues to rise, as do our competitive win rates,” said Aneel Bhusri, co-founder and CEO, Workday. “The year ahead brings us an expanded addressable market with the delivery of Planning, Learning Management and Student applications that allow customers to drive employee engagement and productivity in new and transformative ways.”

“Workday finished a very strong fiscal 2016 with a great fourth quarter. Total revenue for the year increased 48% to $1.16 billion, and we generated nearly $260 million in operating cash flows,” said Mark Peek, co-president and chief financial officer, Workday. “Looking ahead to our fiscal 2017, we are increasing our billings guidance for the first quarter from $350 million to $360 to $365 million. Billings for fiscal 2017 are expected to be between $1.855 and $1.875 billion. For the first quarter, we expect subscription revenue of $277 to $278 million and total revenue of $337 to $339 million. Subscription revenue for the year is expected to be between $1.275 and $1.285 billion, and total revenue between $1.540 and $1.550 billion.”

Recent Highlights

•
Workday accelerated momentum for Workday Financial Management with 45 customers joining in the fourth quarter of fiscal 2016, bringing the total customer count for this application to more than 200. Workday has over 100 financial management customers in production and live customers in 35 countries.

•	Workday ranked #2 on Fortune magazine’s list of the 10 Best Large Workplaces in Tech and #6 on its list of the 50 Best Workplaces for Diversity.

•
Workday announced plans to expand its partnership with ADP to provide multinational organizations with a seamless and unified global payroll experience, uniting Workday Human Capital Management (HCM) and ADP Global Payroll in a single user experience within Workday.

Workday plans to host a conference call today to review its fourth quarter and full year fiscal 2016 financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1Non-GAAP operating loss and non-GAAP net loss per share for the 2016 and 2015 fiscal fourth quarters and fiscal years exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets and debt discount and issuance costs associated with convertible notes. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Free cash flows are defined as operating cash flows minus purchased property and equipment, property and equipment acquired under capital leases and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. More than 1,000 organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday’s first quarter and fiscal year revenue and billings projections. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending;

(viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended October 31, 2015 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2016. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,
	2016	2015 (1)
Assets
Current assets:
Cash and cash equivalents	$300,087	$298,192
Marketable securities	1,669,372	1,559,517
Accounts receivable, net	293,407	188,357
Deferred costs	21,817	20,471
Prepaid expenses and other current assets	77,625	41,850
Total current assets	2,362,308	2,108,387
Property and equipment, net	214,158	140,136
Deferred costs, noncurrent	30,074	20,998
Goodwill and acquisition-related intangible assets, net	65,816	34,779
Other assets	57,738	45,790
Total assets	$2,730,094	$2,350,090
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,605	$10,623
Accrued expenses and other current liabilities	43,122	24,132
Accrued compensation	91,211	56,152
Capital leases	—	3,207
Unearned revenue	768,741	547,151
Total current liabilities	922,679	641,265
Convertible senior notes, net	507,476	481,958
Unearned revenue, noncurrent	130,988	85,593
Other liabilities	32,794	15,299
Total liabilities	1,593,937	1,224,115
Stockholders’ equity:
Common stock	193	186
Additional paid-in capital	2,247,454	1,948,300
Accumulated other comprehensive income (loss)	799	(140)
Accumulated deficit	(1,112,289)	(822,371)
Total stockholders’ equity	1,136,157	1,125,975
Total liabilities and stockholders’ equity	$2,730,094	$2,350,090

(1)	Amounts as of January 31, 2015 were derived from the January 31, 2015 audited financial statements.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
Revenues:
Subscription services	$261,799	$181,866	$929,234	$613,328
Professional services	61,628	44,407	233,112	174,532
Total revenues	323,427	226,273	1,162,346	787,860
Costs and expenses(1):
Costs of subscription services	43,009	29,218	149,869	102,476
Costs of professional services	59,671	40,737	224,558	162,327
Product development	131,244	88,963	469,944	316,868
Sales and marketing	121,073	88,469	434,056	315,840
General and administrative	41,871	29,270	148,578	106,051
Total costs and expenses	396,868	276,657	1,427,005	1,003,562
Operating loss	(73,441)	(50,384)	(264,659)	(215,702)
Other expense, net	(6,505)	(8,271)	(24,242)	(30,270)
Loss before provision for income taxes	(79,946)	(58,655)	(288,901)	(245,972)
Provision for income taxes	1,182	811	1,017	2,010
Net loss	$(81,128)	$(59,466)	$(289,918)	$(247,982)
Net loss per share, basic and diluted	$(0.42)	$(0.32)	$(1.53)	$(1.35)
Weighted-average shares used to compute net loss per share, basic and diluted	192,485	185,696	190,016	183,702

(1) Costs and expenses include share-based compensation as follows:
Costs of subscription services	$3,636	$1,431	$12,060	$6,053
Costs of professional services	5,504	2,959	19,526	12,890
Product development	30,372	17,142	109,362	63,938
Sales and marketing	14,709	7,068	51,617	29,875
General and administrative	15,052	10,784	57,405	43,292

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(81,128)	$(59,466)	$(289,918)	$(247,982)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,222	16,526	85,939	59,205
Share-based compensation expenses	69,273	39,384	249,970	156,048
Amortization of deferred costs	5,728	5,175	23,477	19,288
Amortization of debt discount and issuance costs	6,510	6,166	25,518	24,171
Gain on sale of cost method investment	—	—	(3,220)	—
Other	2,381	269	1,047	2,924
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(122,684)	(69,824)	(105,264)	(96,876)
Deferred costs	(14,572)	(9,278)	(33,899)	(23,514)
Prepaid expenses and other assets	(3,368)	(7,011)	(28,366)	(15,524)
Accounts payable	6,363	(483)	6,824	1,120
Accrued expense and other liabilities	23,024	2,204	59,724	3,964
Unearned revenue	181,742	124,613	266,805	219,179
Net cash provided by (used in) operating activities	98,491	48,275	258,637	102,003
Cash flows from investing activities
Purchases of marketable securities	(640,419)	(247,436)	(2,125,841)	(1,737,840)
Maturities of marketable securities	639,995	282,998	1,901,858	1,419,454
Sales of available-for-sale securities	4,000	45,044	102,711	53,182
Business combinations, net of cash acquired	—	—	(31,436)	(26,317)
Purchases of property and equipment	(41,985)	(37,665)	(133,667)	(103,646)
Purchases of cost method investments	(100)	—	(16,550)	(10,000)
Sale of cost method investment	—	—	3,538	—
Other	(760)	—	(760)	1,000
Net cash provided by (used in) investing activities	(39,269)	42,941	(300,147)	(404,167)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	20,560	15,459	45,656	36,239
Principal payments on capital lease obligations	(66)	(1,474)	(3,193)	(9,759)
Shares repurchased for tax withholdings on vesting of restricted stock	—	—	—	(8,291)
Other	621	1,115	1,646	1,266
Net cash provided by (used in) financing activities	21,115	15,100	44,109	19,455
Effect of exchange rate changes	(143)	(266)	(704)	(425)
Net increase (decrease) in cash and cash equivalents	80,194	106,050	1,895	(283,134)
Cash and cash equivalents at the beginning of period	219,893	192,142	298,192	581,326
Cash and cash equivalents at the end of period	$300,087	$298,192	$300,087	$298,192
Supplemental cash flow data
Cash paid for interest	$3,204	$3,255	$6,456	$6,869
Cash paid for taxes	472	777	2,124	943
Non-cash investing and financing activities:
Vesting of early exercise stock options	$472	$471	$1,888	$1,887
Purchases of property and equipment, accrued but not paid	14,052	8,776	14,052	8,776
Non-cash additions to property and equipment	764	—	7,256	—

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2016
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$43,009	$(3,636)	$(88)	$—	$39,285
Costs of professional services	59,671	(5,504)	(137)	—	54,030
Product development	131,244	(30,372)	(2,226)	—	98,646
Sales and marketing	121,073	(14,709)	(328)	—	106,036
General and administrative	41,871	(15,052)	(596)	—	26,223
Operating loss	(73,441)	69,273	3,375	—	(793)
Operating margin	(22.7)%	21.5%	1.0%	—	(0.2)%
Other income (expense), net	(6,505)	—	—	6,510	5
Loss before provision for income taxes	(79,946)	69,273	3,375	6,510	(788)
Provision for income taxes	1,182	—	—	—	1,182
Net loss	$(81,128)	$69,273	$3,375	$6,510	$(1,970)
Net loss per share, basic and diluted (2)	$(0.42)	$0.36	$0.02	$0.03	$(0.01)
 (1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.
(2) Calculated based upon 192,485 basic and diluted weighted-average shares of common stock.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2015
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$29,218	$(1,431)	$(103)	$—	$27,684
Costs of professional services	40,737	(2,959)	(247)	—	37,531
Product development	88,963	(17,142)	(1,123)	—	70,698
Sales and marketing	88,469	(7,068)	(424)	—	80,977
General and administrative	29,270	(10,784)	(514)	—	17,972
Operating loss	(50,384)	39,384	2,411	—	(8,589)
Operating margin	(22.3)%	17.4%	1.1%	—	(3.8)%
Other income (expense), net	(8,271)	—	—	6,166	(2,105)
Loss before provision for income taxes	(58,655)	39,384	2,411	6,166	(10,694)
Provision for income taxes	811	—	—	—	811
Net loss	$(59,466)	$39,384	$2,411	$6,166	$(11,505)
Net loss per share, basic and diluted (2)	$(0.32)	$0.21	$0.01	$0.04	$(0.06)
 (1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.
(2) Calculated based upon 185,696 basic and diluted weighted-average shares of common stock.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2016
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$149,869	$(12,060)	$(414)	$—	$137,395
Costs of professional services	224,558	(19,526)	(768)	—	204,264
Product development	469,944	(109,362)	(7,201)	—	353,381
Sales and marketing	434,056	(51,617)	(1,482)	—	380,957
General and administrative	148,578	(57,405)	(2,095)	—	89,078
Operating loss	(264,659)	249,970	11,960	—	(2,729)
Operating margin	(22.8)%	21.6%	1.0%	—	(0.2)%
Other income (expense), net	(24,242)	—	—	25,518	1,276
Loss before provision for income taxes	(288,901)	249,970	11,960	25,518	(1,453)
Provision for income taxes	1,017	—	—	—	1,017
Net loss	$(289,918)	$249,970	$11,960	$25,518	$(2,470)
Net loss per share, basic and diluted (2)	$(1.53)	$1.32	$0.06	$0.14	$(0.01)
 (1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.
(2) Calculated based upon 190,016 basic and diluted weighted-average shares of common stock.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2015
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$102,476	$(6,053)	$(204)	$—	$96,219
Costs of professional services	162,327	(12,890)	(451)	—	148,986
Product development	316,868	(63,938)	(3,221)	—	249,709
Sales and marketing	315,840	(29,875)	(1,420)	—	284,545
General and administrative	106,051	(43,292)	(1,202)	—	61,557
Operating loss	(215,702)	156,048	6,498	—	(53,156)
Operating margin	(27.4)%	19.8%	0.9%	—	(6.7)%
Other income (expense), net	(30,270)	—	—	24,171	(6,099)
Loss before provision for income taxes	(245,972)	156,048	6,498	24,171	(59,255)
Provision for income taxes	2,010	—	—	—	2,010
Net loss	$(247,982)	$156,048	$6,498	$24,171	$(61,265)
Net loss per share, basic and diluted (2)	$(1.35)	$0.85	$0.04	$0.13	$(0.33)
 (1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.
(2) Calculated based upon 183,702 basic and diluted weighted-average shares of common stock.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$98,491	$48,275	$258,637	$102,003
Purchases of property and equipment	(41,985)	(37,665)	(133,667)	(103,646)
Free cash flows	$56,506	$10,610	$124,970	$(1,643)

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating loss and non-GAAP net loss per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets and non-cash interest expense related to our convertible senior notes, as applicable. Free cash flows differ from GAAP cash flows from operating activities in that it treats purchases of property and equipment, property and equipment acquired under capital leases and purchased other (non-acquisition related) intangible assets as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, and purchased other intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

The use of non-GAAP operating loss and non-GAAP net loss per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.